CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Cromwell Tran Sustainable Focus Fund (formerly Tran Capital Focused Fund) of our report dated June 27, 2022, relating to the financial statements and financial highlights, which appears in Tran Capital Focused Fund’s Annual Report on Form N-CSR for the year ended April 30, 2022. We also consent to the references to us under the headings: "Financial Statements" and "Financial Highlights" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, PA
August 8, 2022